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                                  EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56764) pertaining to the 1992 Stock Option Plan, 1992 Director Stock Option Plan, Employee Stock Purchase Plan and Employee Stock Ownership Plan, the Registration Statement (Form S-8 No. 333-03583) pertaining to the Patterson Dental Company Capital Accumulation Plan of Patterson Dental Company and the Registration Statements on Form S-3 (No. 333-19951, 333-41199, 333-61489 and 333-79147) of our report dated May 20, 1999, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Patterson Dental Company for the year ended April 24, 1999.

Our audits also included the financial statement schedule of Patterson Dental Company listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                             /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 16, 1999

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